Delaware
                                ---------------
                                The First State


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ACL SEMICONDUCTORS INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2002, AT 9 O'CLOCK A.M.

      CERTIFICATE OF MERGER, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2002, AT 11:10 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 2003, AT 11:30 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "PRINT DATA CORP." TO "ACL SEMICONDUCTORS INC.", FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 2003, AT 4:12 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                 /s/ Harriett Smith Windsor
           [Graphic Omitted]     ----------------------------------------------
                                 Harriett Smith Windsor, Secretary of State

3569585   8100H                                     AUTHENTICATION: 2822481

030816949                                                    DATE: 12-18-03

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/17/2002
                                                          020578397 - 3569585



                          CERTIFICATE OF INCORPORATION
                                       OF
                                PRINT DATA CORP.

                                 ARTICLE FIRST
                                      NAME

      The name of the corporation (hereinafter called the "CORPORATION") is Print Data Corp.

                                 ARTICLE SECOND
                               REGISTERED OFFICE

      The name and address of the registered office of the Corporation in the State of Delaware are Incorporating Services Ltd., 15 E. North Street, Dover, Delaware 19901, County of Kent.

                                 ARTICLE THIRD
                                    PURPOSE

      The Purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                  CAPITAL STOCK

      The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 70,000,000 shares, consisting of:

           A. 50,000,000 shares of common stock (the "COMMON STOCK"), par value $.001 per share; and

           B. 20,000,000 shares of preferred stock (the "PREFERRED STOCK"), par value $.001 per share.

      The designations, powers, preferences and relative participating optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

COMMON STOCK

           1. Voting. Except as otherwise expressly provided by law,and subject to the voting rights provided to the holders of Preferred Stock by this Certificate of Incorporation, the Common Stock shall have exclusive voting rights on all matters requiring a vote of stockholders, voting together with the holders of Preferred Stock, as one class.

           2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

PREFERRED STOCK

           1. Issuance. The Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

               (a) the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

               (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference.

               (c) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

               (d) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

               (e) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such shares;

               (f) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

               (g) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation to the shares of such series;

               (h) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

               (i) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the General Corporation Law of the State of Delaware as then in effect.

                                 ARTICLE FIFTH
                                    DURATION

      The Corporation shall have perpetual existence.

                                 ARTICLE SIXTH
                          POWERS OF BOARD OF DIRECTORS

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

      A. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

           1. to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

           2. without the asset or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefore, of any property of the corporation, real or personal, including after-acquired property;

           3. to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

           4. to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

      B. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

      C.   From  time to time  any of the  provisions  of  this  Certificate  of
           Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph C.

                                ARTICLE SEVENTH
                            LIMITATION ON LIABILITY

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware

General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal or modification of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment, repeal, or modification.

                                 ARTICLE EIGHTH
                                INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."

                                 ARTICLE NINTH
                                  INCORPORATOR

      The name and address of the incorporator of the Corporation are David M. Bovi, P.A., 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401.

Signed on this 13th day of September, 2002.

                                                  David M. Bovi, P.A.


                                                  /s/ David M. Bovi
                                                  ------------------------
                                                  David M. Bovi, President
                                                  David M. Bovi, P.A.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:10 AM 10/11/2002
                                                          020637543 - 3569585



                             CERTIFICATE OF MERGER
                                       OF
                     PRINT DATA CORP, A NEVADA CORPORATION,
                                      INTO
                    PRINT DATA CORP, A DELAWARE CORPORATION


      CERTIFICATE OF MERGER between Print Data Corp., a Nevada corporation (the "DISAPPEARING CORPORATION") and Print Data Corp., a Delaware corporation (the "SURVIVING CORPORATION").

      Under ss.252 of the Delaware General Corporation Law (the "DGCL"), the Disappearing Corporation and the Surviving Corporation adopt the following Articles of Merger.

      1. The Agreement and Plan of Merger dated October 4, 2002 ("PLAN OF MERGER"), between Disappearing Corporation and the Surviving Corporation was approved, adopted, certified, executed and acknowledged by the directors and the shareholders of the Disappearing Corporation on October 4, 2002 and was approved, adopted, certified, executed and acknowledged by the directors and the shareholders of the Surviving Corporation on October 4, 2002.

      2. Under the Plan of Merger, all issued and outstanding shares of the Disappearing Corporation's stock will be acquired by means of a merger of the Disappearing Corporation into the Surviving Corporation with the Surviving Corporation as the surviving corporation ("MERGER"). The certificate of incorporation of the Surviving Corporation shall be Surviving Corporation's certificate of incorporation and the Surviving Corporation shall retain the name Print Data Corp.

      3. The Plan of Merger is attached as EXHIBIT A and incorporated by reference as if fully set forth. The executed agreement of merger is on file at the office of the Surviving Corporation located at 43 New Brunswick Avenue, Hopelawn, New Jersey 08861 whose mailing address is P.O. Box 349, Perth Amboy, New Jersey 08862. A copy of the agreement of merger will be provided.

      4. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to ss.262 of the DGCL, and irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or other proceedings and the address to which a copy of such process shall be mailed by the Secretary of State to the Surviving Corporation is P.O. Box 349, Perth Amboy, New Jersey 08862.

      5. Under ss.103 of the DGCL, the date and time of the effectiveness of the Merger shall be on the filing of this Certificate of Merger with the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the parties have set their hands on October 4, 2002.



ATTEST:                                        SURVIVING CORPORATION:



/s/ Jeffrey I. Green                           /s/ Jeffrey I. Green
-----------------------------                  -----------------------------
Jeffrey I. Green,                              Jeffrey I. Green,
Secretary                                      President



ATTEST:                                        DISAPPEARING CORPORATION:



/s/ Jeffrey I. Green                           /s/ Jeffrey I. Green
-----------------------------                  -----------------------------
Jeffrey I. Green,                              Jeffrey I. Green,
Secretary                                      President

                                                                       EXHIBIT A

                  AGREEMENT AND PLAN OF MERGER BY AND BETWEEN


                                PRINT DATA CORP.
                             (A NEVADA CORPORATION)

                                      AND

                                PRINT DATA CORP.
                            (A DELAWARE CORPORATION)

      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of the 4th day of October, 2002 by and between Print Data Corp., a Corporation organized under the laws of the State of Nevada, and Print Data Corp., a corporation organized under the laws of the State of Delaware. The Agreement and Plan was adopted on September 10, 2002 by resolution of the Board of Directors of Print Data Corp., a Nevada corporation, and adopted on September 19, 2002 by resolution of the Board of Directors of Print Data Corp., a Delaware corporation. The names of the corporations planning to merge are Print Data Corp., a Nevada corporation, and Print Data Corp., a Delaware corporation. The name of the surviving corporation into which Print Data Corp., a Nevada corporation, plans to merge is Print Data Corp., a Delaware corporation.

1. Print Data Corp., a Nevada corporation and Print Data Corp., a Delaware corporation shall, pursuant to the provisions of the Nevada Revised Statutes and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Print Data Corp., a Delaware corporation, which shall be the surviving corporation upon the effective time and date of the merger and which is sometimes hereinafter referred to as the "SURVIVING CORPORATION", and which shall continue to exist as surviving corporation under its present name, Print Data Corp. pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Print Data Corp., a Nevada corporation, which is sometimes hereinafter referred to as the "DISAPPEARING CORPORATION", shall cease at the effective time and date of the merger in accordance with the provisions of the Nevada Revised Statutes.

2. The Certificate of Incorporation of the surviving corporation at the effective time and date of the merger in the State of Delaware shall be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

3. The Bylaws of the surviving corporation at the effective time and date of the merger in the State of Delaware shall be the Bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time and date of the merger in the State of Delaware shall be the first members of the Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the surviving corporation.

5. Each issued share of common stock of the disappearing corporation and each right to purchase a share of common stock in the disappearing corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the merger, be converted into one share of common stock of the surviving corporation or the right to purchase one share of common stock of the surviving corporation on the same terms and conditions. Each issued share of preferred stock in the disappearing corporation and each right to purchase a share of preferred stock in the disappearing corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the merger, be converted into five (5) shares of common stock of the surviving corporation or the right to purchase five (5) shares of common stock of the surviving corporation on the same terms and conditions. The issued shares of the surviving corporation shall not be converted or exchanged in any manner and each said share which is issued at the effective time and date of the merger shall be returned and canceled by the surviving corporation and shall be of no value.

6. The Agreement and Plan of Merger was authorized by the shareholders of the disappearing corporation in the manner prescribed by the provisions of Nevada Revised Statutes, and the merger of the disappearing corporation with and into the surviving corporation has been authorized in the manner prescribed by the General Corporation Law of the State of Delaware.

7. The disappearing corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Nevada and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the disappearing corporation and the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

9. The merger shall become effective on the time and date on which the Articles of Merger have been filed with the Department of State of the State of Nevada and the Certificate of Merger has been filed with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of the disappearing corporation and the surviving corporation on the date first written above.


                                                 SURVIVING CORPORATION


                                                 /s/ Jeffrey I. Green
--------------------------                       -------------------------------
Witness                                          Jeffrey I. Green, President



                                                 DISAPPEARING CORPORATION


                                                 /s/ Jeffrey I. Green
--------------------------                       -------------------------------
Witness                                          Jeffrey I. Green, President

            CERTIFICATE OF THE DESIGNATIONS, PREFERENCES, RIGHTS AND
                  LIMITATIONS OF THE SERIES A PREFERRED STOCK
                          (PAR VALUE $0.000 PER SHARE)

                                       OF

                                PRINT DATA CORP.
                             A DELAWARE CORPORATION

         PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE


      PRINT DATA CORP., a corporation organized and existing under the General Corporation law of the State of Delaware (the "CORPORATION").

Does Certify:

      That pursuant to the authority expressly vested in the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation law of the State of Delaware, on June 30, 2003 the Board of Directors adopted a resolution providing for the issuance of a series of 600,000 shares of Preferred Stock, which resolution is as follows:

      Resolved, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates out of the class of 20,000,000 shares of preferred stock of the Corporation, $0.001 par value per share, a series of preferred stock with the following designations, powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions (this instrument hereinafter referred to as the "DESIGNATION"):

      1. NUMBER OF SHARES AND DESIGNATIONS. 600,000 shares of the preferred stock, $0.001 par value of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Preferred Stock (the "SERIES A PREFERRED STOCK").

      2. DIVIDEND PROVISIONS. Subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors and out of assets of the Corporation which are legally available for the payment of dividends, a monthly fixed dividend equal to $0.01 per share, which shall be non-cumulative, and which shall be set aside and paid before any dividend is set aside or paid upon any shares of any class of the Corporation's common stock, $0.001 par value per share (the "COMMON STOCK").


                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATION
                                                   DELIVERED 11:30 AM 07/31/2003
                                                     FILED 11:30 AM 07/31/2003
                                                   SRV 030500956 - 3569585 FILE

      3. RANK. The Series A Preferred Shall rank: (i) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (the "SENIOR SECURITIES"); (ii) prior to all of the Corporation's Common Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock (collectively, with the Common Stock, "JUNIOR SECURITIES"); and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the "PARITY SECURITIES"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

      4.    LIQUIDATION PREFERENCE

            a. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("LIQUIDATION"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Junior Securities, but after any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Senior Securities, an amount in cash equal to $1.00 per share (subject to adjustment in the event of stock splits, combinations or similar events). If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount available for distribution on all shares of the Series A Preferred Stock and of such Parity Securities, if any.

            b. Upon the completion of the distributions required by subparagraph (a) of this Paragraph 4, if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights.

            c. For purposes of this Paragraph 4, a merger or consolidation or a sale of all or substantially all of the assets of the Corporation shall be considered a Liquidation except in the event that in such a transaction, the Corporation is the surviving corporation or the holders of the Series A Preferred stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter.

                  Notwithstanding Paragraph 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Series A Preferred Stock.

      5.    REDEMPTION. The Series A Preferred Stock is not redeemable.

      6.    CONVERSION. The Series A Preferred Stock is not convertible.

      7.    VOTING RIGHTS.

      a. In addition to any other rights provided for herein or by law, the holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with same effect as such Common Stock holders. In any such vote each share of Series A Preferred Stock shall entitle the holder thereof to one vote.

      b. So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of a majority of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior to the Series A Preferred Stock as to liquidation and/or dividend rights.

      c. So long as any shares of the Series A Preferred Stock remain outstanding, the consent of a majority of the holders of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Designation or the Certificate of Incorporation of the Corporation in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock.

      d. Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth in subsections (b) and
            (c) above.

      e. In the event that the holders of the Series A Preferred Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent (50%) of the outstanding shares of Series A Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series A Preferred Stock, such matter shall bind all holders of Series A Preferred Stock.

      8.    MISCELLANEOUS.

      a.    There is no sinking  fund with  respect  to the  Series A  Preferred
            Stock.

      b. The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Designation and in the Certificate of Incorporation of the Corporation.

      c. The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

      IN WITNESS WHEREOF, Print Data Corp. has caused this Designation to be executed this 30th day of June, 2003.


                                                PRINT DATA CORP.



----------------------                          By: /s/ Jeffrey I. Green
                                                    ----------------------------
                                                    Jeffrey I. Green, President

[Corporate Seal]


Attest:


By: /s/ Jeffrey I. Green
   ---------------------------
   Jeffrey I. Green, Secretary

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 05:03 PM 12/16/2003
                                                     FILED 04:12 PM 12/16/2003
                                                   SRV 030810732 - 3569585 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PRINT DATA CORP.


      Print Data Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation as filed on September 17, 2002:

      RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation as filed on September 17, 2002 (the "CERTIFICATE OF CORPORATION"), by deleting Article First of the Certificate of Incorporation in its entirety and replacing it with the following:

      "FIRST: The name of the Corporation is "ACL Semiconductors Inc.".

      SECOND: That, by written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, was given written notice of the proposed amendments to the Certificate of Incorporation and voted in favor of the adoption of the amendments to the Certificate of Incorporation.

      THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, said Print Data Corp. has caused this certificate to be signed by Chung-Lun Yang, its Chief Executive Officer, as of December 15, 2003.



                                             /s/ Chung-Lun Yang
                                             -------------------
                                             CHUNG-LUN YANG
                                             CHIEF EXECUTIVE OFFICER
                                             PRINT DATA CORP.